Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$37,851,575
Realized Trading Gain (Loss) on Swaps	9,526,103
Unrealized Gain (Loss) on Market Value of Futures	46,566,370
Unrealized Gain (Loss) on Market Value of Swaps	37,486,568
Dividend Income	74,561
Interest Income	42,328
ETF Transaction Fees	23,000
Total Income (Loss)	$131,570,505

Expenses
Investment Advisory Fee	$1,223,496
Brokerage Commissions	527,219
NYMEX License Fee	55,049
Prepaid Insurance Expense	42,406
Legal Fees	24,608
Non-interested Directors' Fees and Expenses	15,172
Audit Fees	13,589
SEC & FINRA Registration Expense	8,680
Total Expenses	$1,910,219
Net Gain (Loss)	$129,660,286

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/10	$2,621,579,309
Additions (40,800,000 Units)	233,417,078
Withdrawals (52,700,000 Units)	(317,299,836)
Net Gain (Loss)	129,660,286

Net Asset Value End of Period	$2,667,356,837
Net Asset Value Per Unit (444,600,000 Units)	$6.00

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502